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                                                                  EXHIBIT (17)


                               PINNACLE FUND PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                                  MARCH 6, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned hereby constitutes and appoints Thomas F. Maurath and Robert D. Markley, and each of them, proxies with full power of substitution to vote for the undersigned all shares of beneficial interest of Pinnacle Fund, an Indiana business trust (the "Fund"), which the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held on March 6, 1998, at .m. (Indianapolis time), and at any adjournment thereof, upon the matters described in the accompanying Prospectus/Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or to refrain from voting as checked below upon the following matters, and otherwise in their discretion:

The Board of Trustees recommends a vote FOR the following:

1. Approval of the Agreement and Plan of Reorganization and Liquidation, dated as of the November 14, 1997, by and among Pinnacle Fund, Heartland Capital Management, Inc. Fountain Square Funds, and Fifth Third Bank.


     [ ] FOR                 [ ] AGAINST                    [ ] ABSTAIN


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE APPROVAL OF PROPOSAL 1.

     The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting and Prospectus/Proxy Statement dated February 21, 1998. The undersigned hereby revokes any proxy or proxies heretofore given.

Dated:

Number of Shares of Beneficial Interest of the Fund
owned on                                  , 1998:
         --------------------------------


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Signature of Shareholder or Shareholders:


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IMPORTANT: Please date this Proxy and sign exactly
as your name or names appear hereon. If shares of beneficial interest of the Fund are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give full titles.